UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2011

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001–33274	20–5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

440–808–9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐            Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐            Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On May 23, 2011, TravelCenters of America LLC, or we, us or our, entered into an underwriting agreement with Citigroup Global Markets Inc., Morgan Keegan & Company, Inc. and UBS Securities LLC, as the representatives of the several underwriters named therein, relating to the issuance and sale by us of 10,000,000 of our common shares at a public offering price of $5.69 per share in an underwritten public offering.  Pursuant to the underwriting agreement and as part of the offering, we granted the underwriters a 30-day option to purchase up to an additional 1,500,000 of our common shares.

The above description of the underwriting agreement is only a summary, is not complete and is qualified in its entirety by reference to the full text of the underwriting agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 8.01  Other Events

On May 27, 2011, we completed the sale of 10,000,000 of our common shares to the underwriters pursuant to the underwriting agreement referred to in Item 1.01 of this Current Report on Form 8-K.  After deducting underwriting discounts and commissions, we received proceeds of approximately $53.8 million, before expenses, from the sale of those shares.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

1.1           Underwriting Agreement dated May 23, 2011, among TravelCenters of America LLC and Citigroup Global Markets Inc., Morgan Keegan & Company, Inc. and UBS Securities LLC, as underwriters

5.1           Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1         Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

	By:	/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President, Chief Financial Officer and Treasurer
Date: May 27, 2011

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement dated May 23, 2011, among TravelCenters of America LLC and Citigroup Global Markets Inc., Morgan Keegan & Company, Inc. and UBS Securities LLC, as underwriters

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto)